UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):

May 26, 2004

UNITED BANCORPORATION OF ALABAMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	2-78572 (Commission File Number)	63-0833573 (IRS Employer Identification No.)

P.O. Drawer 8 Atmore, Alabama (Address of principal executive offices)	36504 (Zip Code)

Registrant’s telephone number, including area code:
(251) 368-2525

Not Applicable
(Former name or former address, if changed since last report)

Exhibit Index at page: 3

Item 4. Changes in Registrant’s Certifying Accountant

     On May 26, 2004, KPMG LLP, the independent accountants previously engaged by the Registrant, notified the Registrant that it was declining to submit a proposal to provide audit services as the Registrant’s independent accountants, in response to a request for such a proposal made by the Registrant to several firms, and that KPMG LLP was terminating its relationship as the Registrant’s independent accountants. The decision to request such proposals was approved by the Audit Committee of the Board of Directors of the Registrant. The reports of KPMG LLP on the consolidated financial statements of the Registrant and its subsidiaries for the Registrant’s last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles in any respect. During the Registrant’s last two fiscal years and through the interim period ended March 31, 2004, there were no disagreements between the Registrant and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. KPMG LLP has reviewed this report and has provided the Registrant with the letter attached hereto as Exhibit 16.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
16	Letter from KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

UNITED BANCORPORATION OF ALABAMA, INC.

Date: May 28, 2004	By:	/s/ MITCHELL D. STAPLES

Mitchell D. Staples
Treasurer

2

EXHIBIT INDEX

Exhibit		Page
Number	Description	Number
16	Letter from KPMG LLP	4

3